UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 26, 2024

Date of Report (Date of earliest event reported)

Axon Enterprise, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-16391	86-0741227
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

17800 N. 85th St.

Scottsdale, Arizona 85255

(Address of principal executive offices, including zip code)

(480) 991-0797

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.00001 Par Value	AXON	The Nasdaq Global Select Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).  Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition

On February 27, 2024, Axon Enterprise, Inc. (the “Company” or “Axon”) issued a shareholder letter regarding the Company’s financial results for its fourth quarter and fiscal year ended December 31, 2023. The full text of the letter, together with the audited consolidated statements of operations, segment reporting, balance sheets, cash flow information, statistical measures and reconciliations of GAAP to non-GAAP financial measures are attached hereto as Exhibit 99.1.

The information pursuant to Item 2.02 in this report on Form 8-K is being furnished and shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section.

Item 4.01 Changes in Registrant’s Certifying Accountant

On February 26, 2024, following the conclusion of a process managed by the Audit Committee (the “Audit Committee”) of the Board of Directors (the “Board”) of Axon Enterprise, Inc. (the “Company”), the Audit Committee approved the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm, effective following the filing of the Company's Annual Report on Form 10-K for the year ended December 31, 2023.

During the Company’s years ended December 31, 2023 and 2022 and through February 26, 2024, neither the Company, nor anyone on its behalf, consulted PricewaterhouseCoopers LLP regarding either: (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report nor oral advice was provided to the Company that PricewaterhouseCoopers LLP concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing, or financial reporting issue; or (ii) any matter that was the subject of a “disagreement,” within the meaning of Item 304(a)(1)(iv) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended, and the related instructions thereto (“Regulation S-K”), or “reportable event,” within the meaning of Item 304(a)(1)(v) of Regulation S-K.

In connection with the appointment of PricewaterhouseCoopers LLP, on February 26, 2024, the Audit Committee approved the dismissal of Grant Thornton LLP (“Grant Thornton”) as the Company’s independent registered public accounting firm, effective immediately following completion of their engagement for the year ended December 31, 2023. The appointment of PricewaterhouseCoopers LLP does not affect Grant Thornton LLP’s engagement for the year ended December 31, 2023.

Grant Thornton has served as the Company’s independent registered public accounting firm since 2005.

During the years ended December 31, 2022 and 2021 and the subsequent interim period through February 26, 2024, there were no: (1) “disagreements,” within the meaning of Item 304(a)(1)(iv) of Regulation S-K, between the Company and Grant Thornton on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to Grant Thornton’s satisfaction, would have caused Grant Thornton to make reference to the subject matter of the disagreement in connection with its reports on the Company’s consolidated financial statements for such years, or (2) “reportable events,” within the meaning of Item 304(a)(1)(v) of Regulation S-K, except for the material weakness in the Company’s internal control over financial reporting stemming from control deficiencies with respect to the risks of understatement of software and services revenue and overstatement of deferred revenue.

The audit reports of Grant Thornton on the Company’s consolidated financial statements as of and for the years ended December 31, 2022 and 2021 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles.

The Company has provided Grant Thornton with a copy of this Form 8-K prior to its filing with the Securities and Exchange Commission (“SEC”). The Company requested Grant Thornton to furnish the Company with a letter addressed to the SEC stating whether or not Grant Thornton agrees with the above statements, as required by Item 304(a)(3) of Regulation S-K. A copy of Grant Thornton’s letter is filed as Exhibit 16.1.

Item 9.01 Financial Statements and Exhibits

(d)           Exhibits

Exhibit Number	Exhibit Description
16.1	Letter from Grant Thornton LLP to the Securities and Exchange Commission dated February 27, 2024
99.1	Shareholder letter dated February 27, 2024
101	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document

104	The cover page from this Current Report on Form 8-K, formatted as Inline XBRL

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 27, 2024	Axon Enterprise, Inc.

	By:	/s/ BRITTANY BAGLEY
Brittany Bagley
Chief Operating Officer and Chief Financial Officer